As filed with the Securities and Exchange Commission on March 27, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BTCS INC.

(Exact name of registrant as specified in its charter)

Nevada	90-1096644
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

303 W. Lancaster Ave #336 Wayne, PA 19087

(Address of Principal Executive Offices) (Zip Code)

  BTCS Inc. 2021 Equity Incentive Plan

(Full title of the plan)

 Charles Allen

Chief Executive Officer

303 W. Lancaster Ave #336

Wayne, PA 19087

(Name and address of agent for service)

(202) 430-6576

(Telephone number, including area code, of agent for service)

Copy to:

Brian Bernstein, Esq.

Nason, Yeager, Gerson, Harris & Fumero, P.A.

3001 PGA Boulevard, Suite 305

Palm Beach Gardens, Florida 33410

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), to register (i) 12,000,000 shares of common stock, par value $0.001 per share (“Common Stock”). of BTCS Inc. (the “Company” or the “Registrant”), authorized for issuance under the BTCS Inc. 2021 Equity Incentive Plan (the “2021 Plan”), and (ii) up to 12,500,000 additional shares of Common Stock that may become issuable under the 2021 Plan. Of the shares registered hereby, 12,500,000 shares (the “Contingent Shares”) relate to an amendment to the 2021 Plan approved by the Board of Directors on March 27, 2026 that will become operative only upon approval by the Company’s stockholders at the 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”). No awards will be granted that may be settled in, and no issuances will be made in respect of, the Contingent Shares unless and until stockholder approval of the 2021 Plan amendment is obtained. If stockholder approval is not obtained, the Contingent Shares will not be issued under the 2021 Plan. The authorized amount under the 2021 Plan is 12,000,000 shares.

This Registration Statement also includes a reoffer prospectus, prepared pursuant to General Instruction C to Form S-8, in accordance with the requirements of Part I of Form S-3, to be used by the Company’s directors and executive officers (which we refer to as the “Selling Stockholders”), as described under the section entitled “Selling Stockholders” therein, in connection with reoffers and resales on a continuous or delayed basis of a total of 10,326,306 shares of Common Stock currently issued under the 2021 Plan and shares of Common Stock that may be acquired by the Selling Stockholders pursuant to outstanding stock options and restricted stock units granted under the 2021 Plan. The Selling Stockholders are considered affiliates of the Company, as defined in Rule 405 under the Securities Act, and may be selling shares of Common Stock that constitute “restricted securities” or “control securities” within the meaning of General Instruction C to Form S-8.

i

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

This prospectus relates to shares of Common Stock of BTCS Inc. that may be issued under the 2021 Plan. A portion of the shares covered by this prospectus (the “Contingent Shares”) may not be issued unless and until the Company’s stockholders approve an amendment to the 2021 Plan at the 2026 Annual Meeting. No awards will be settled in, and no issuances will be made in respect of, the Contingent Shares prior to such approval. If stockholder approval is not obtained, the Contingent Shares will not be available for issuance under the 2021 Plan.

ITEM 1. PLAN INFORMATION

This prospectus relates to a total of 24,500,000 shares of Common Stock issued or issuable to employees, consultants, officers, and directors of BTCS Inc. under the 2021 Plan.

The Company established the 2021 Plan to (a) enable the Company to attract and retain the types of employees, consultants and directors who would contribute to the Company’s long range success; (b) provide incentives that align the interests of employees, consultants and directors with those of the stockholders of the Company; and (c) promote the success of the Company’s business.

Awards granted pursuant to the 2021 Plan are subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of events, which include, but are not limited to, a breach of a duty of confidentiality, competing with the Company, soliciting Company personnel after employment is terminated, failure to assign any invention or technology to the Company if such assignment is a condition of employment or any other agreements between the Company and the plan participant, termination of the plan participant’s Continuous Service for Cause (each as defined in the 2021 Plan), violation of the Company’s insider trading policy, or other conduct that is detrimental to the business or reputation of the Company and/or its affiliates as determined by the Company’s board of directors.

We will send or give the documents containing the information specified in Part I of Form S-8 to employees as specified by the SEC pursuant to Rule 428(b)(1) under the Securities Act.

Proposed Plan Amendment

On March 27, 2026, our Board of Directors approved an amendment to the 2021 Plan to increase the aggregate share reserve by 12,500,000 shares of Common Stock, subject to approval by our stockholders at the 2026 Annual Meeting. The amendment will become operative only upon stockholder approval. If stockholders do not approve the amendment, the 2021 Plan will continue in effect in accordance with its existing terms and currently approved share reserve, and the Contingent Shares will not be issued.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

We will furnish without charge to each person to whom the prospectus is delivered, upon the oral or written request of such person, a copy of any and all of the documents incorporated by reference (other than exhibits to such documents). Requests should be directed to the attention of BTCS Inc., 303 W. Lancaster Ave #336, Wayne, PA 19087, Attention: Corporate Secretary or (202) 430-6576.

ii

REOFFER PROSPECTUS

BTCS INC.

This prospectus relates to the reoffer and resale of up to 10,326,306 shares of Common Stock, par value $0.001 per share of the Company that may be reoffered or resold, from time to time, by certain selling stockholders described in this reoffer prospectus, including the shares of Common Stock that have been acquired or may hereafter be acquired by the Company’s directors and executive officers deemed to be our “affiliates,” as that term is defined in Rule 405 under the Securities Act, pursuant to the 2021 Plan. The names of the Selling Stockholders and the amount of shares of Common Stock available to be resold are set forth below under the caption “Selling Stockholders” to the extent we presently have such information. Additionally, other affiliate Selling Stockholders may elect to sell shares under this reoffer prospectus as they receive them from time to time in the future in which case, as their names and amounts of shares to be reoffered become known, we will supplement this reoffer prospectus with that information. See “Selling Stockholders” beginning on page 2.

The Selling Stockholders may sell the shares of Common Stock, from time to time, as they may determine through public or private transactions or through other means described in the section entitled “Plan of Distribution” at prevailing market prices on The Nasdaq Capital Market (or such other available market), at prices different than prevailing market prices or at privately negotiated prices. The Selling Stockholders may sell the shares of Common Stock directly, or may sell them through brokers or dealers.

The shares of Common Stock registered for resale include shares underlying stock options (“Options”) that are not yet vested. Such shares may not be resold until the Options vest and the shares of Common Stock are issued.

We will not receive any of the proceeds from the sale of these shares of Common Stock by the Selling Stockholders. We will however receive the exercise price of the options at the time of their exercise. We have agreed to pay all expenses relating to the registration of these shares of Common Stock. The Selling Stockholders will pay any brokerage commissions and/or similar charges incurred in connection with the sale of these shares of Common Stock.

Our Common Stock is traded on The Nasdaq Capital Market under the symbol “BTCS.” On March 26, 2026, the last reported sales price of our Common Stock on The Nasdaq Capital Market was $1.46 per share.

Investing in our Common Stock involves risks. See “Risk Factors” beginning on page 2 of this reoffer prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this reoffer prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this reoffer prospectus is March 27, 2026.

iii

You should rely only on information contained in this reoffer prospectus. We have not authorized anyone to provide you with information that is different from that contained in this reoffer prospectus. We are not offering to sell or seeking offers to buy shares of common stock in jurisdictions where offers and sales are not permitted. The information contained in this reoffer prospectus is accurate only as of the date of this reoffer prospectus, regardless of the time of delivery of this reoffer prospectus or of any sale of our common stock. We are responsible for updating this reoffer prospectus to ensure that all material information is included and will update this reoffer prospectus to the extent required by law.

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PROSPECTUS SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this reoffer prospectus or incorporated by reference in this reoffer prospectus. It may not contain all of the information that is important to you. You should carefully read the entire reoffer prospectus and the documents incorporated by reference in this reoffer prospectus before deciding whether to invest in our securities. Unless otherwise indicated or the context requires otherwise, in this reoffer prospectus and any reoffer prospectus supplement hereto references to “BTCS” “we,” “us,” and “our” refer to BTCS Inc.

Of the 24,500,000 shares of Common Stock registered under this Registration Statement, 12,500,000 shares (the “Contingent Shares”) are subject to approval by the Company’s stockholders at the 2026 Annual Meeting. No awards will be granted that may be settled in, and no issuances will be made in respect of, the Contingent Shares unless and until stockholder approval is obtained. If stockholder approval is not obtained, the Contingent Shares will not be available for issuance.

Our Company

BTCS Inc. (“BTCS” or the “Company”) is a U.S.-based, Nasdaq-listed blockchain technology company focused on revenue generation through blockchain infrastructure and decentralized finance (“DeFi”) activities, primarily on the Ethereum network. BTCS operates as an active participant in the Ethereum ecosystem, generating digital asset denominated on-chain revenues through its operations.

The Company’s business model is centered on providing core blockchain infrastructure services, participating in transaction validation and block construction, and engaging in decentralized finance activities to generate revenue. While BTCS maintains significant Ethereum (“ETH”) holdings, the Company does not operate as a passive digital asset holder. Instead, ETH serves as an operating asset that supports revenue generation across the Company’s business lines. BTCS operates through three primary, complementary business lines:

Validator Node Operations (“NodeOps”)

BTCS operates validator nodes on the Ethereum network as a validator (“Validator”). Validator nodes perform validation and consensus-related activities (“attestation”) as well as block proposal functions that contribute to network security and block finalization. In exchange, BTCS earns ETH-denominated staking revenue, which include protocol-defined rewards and execution layer transaction fees. Validator operations represent a foundational component of the Company’s blockchain infrastructure activities.

Block Building (“Builder+”)

Through its Builder+ operations, BTCS participates in the blockspace value chain by operating proprietary block builders (“Builders”) that construct optimized transaction blocks for submission to Validators. Builder+ revenues are derived from the fees earned when BTCS-constructed blocks are successfully proposed on-chain. In connection with these activities, the Company makes payments to the block proposing validator (“Validator Payments”) to external validators as part of the block-proposal process in order to secure block inclusion on the network. Validator Payments are made in digital assets and represent a direct cost associated with the Company’s block-building operations.

Builder+ has become an increasingly significant contributor to the Company’s revenues as BTCS has expanded private order flow integrations, enhanced infrastructure efficiency, and increased participation across Ethereum blockspace markets.

Decentralized Finance Operations (“Imperium”)

In 2025, BTCS launched Imperium, a business line focused on deploying digital assets into decentralized finance protocols as a liquidity provider and market participant. Through Imperium, the Company deploys ETH and stablecoins into smart contract-based protocols that facilitate decentralized lending, borrowing, liquidity provision, and other on-chain financial activities. Revenues earned through Imperium are variable and depend on protocol utilization, market conditions, and the performance of deployed assets.

Imperium is designed to complement BTCS’s blockchain infrastructure activities by enabling more flexible and capital-efficient deployment of digital assets. In contrast to traditional staking, which is subject to constraints by protocol-defined reward structures and lock-up requirements, DeFi participation allows the Company to dynamically allocate assets across protocols and strategies based on prevailing market conditions, risk considerations, and liquidity needs.

NodeOps and Builder+ collectively comprise the Company’s blockchain infrastructure activities, while Imperium represents a distinct DeFi operating segment. Revenues from blockchain infrastructure activities and DeFi activities are presented separately in the Company’s financial statements.

Corporate Information

Our principal executive offices are located at 303 W. Lancaster Ave #336, Wayne, PA 19087, and our telephone number is (202) 430-6576. Our corporate website address is www.btcs.com. The information on our website is not incorporated into this reoffer prospectus.

1

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

This reoffer prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs.

The results anticipated by any or all of these forward-looking statements might not occur. Important factors, uncertainties and risks that may cause actual results to differ materially from these forward-looking statements are contained in the risk factors that follow and elsewhere in this reoffer prospectus and the incorporated documents. We undertake no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. For more information regarding some of the ongoing risks and uncertainties of our business, see the risk factors that follow and that are disclosed in the documents incorporated herein by reference.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. You should carefully consider the risks and uncertainties and all other information contained in this reoffer prospectus, including the risks and uncertainties concerning our business and an investment in our Common Stock under “Risk Factors” in Item 7 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on March 26, 2026, and any subsequent filings with the SEC, which risk factors are incorporated herein by reference in their entirety. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also impair our business operations or our financial condition. If any of the risk factors occur, our business, financial condition, results of operations or prospects could be materially and adversely affected. In such case, the value and marketability of the Common Stock could decline.

Failure to obtain stockholder approval of the 2021 Plan amendment would limit our ability to make future equity awards and could adversely affect our compensation program and our ability to attract and retain talent. The increase to the 2021 Plan’s share reserve will not become operative unless and until our stockholders approve the amendment at the 2026 Annual Meeting. If stockholder approval is not obtained, we will be unable to issue the Contingent Shares under the 2021 Plan, which could constrain our future equity grant practices and adversely affect our ability to attract, motivate and retain employees, officers and directors. Even if the amendment is approved, equity issuances will continue to be subject to market, dilution and overhang considerations.

USE OF PROCEEDS

This reoffer prospectus relates to shares of Common Stock being offered and sold for the account of the Selling Stockholders. We will not receive any proceeds from the sale of the Common Stock offered and sold pursuant to this reoffer prospectus. We will, however, receive the exercise price of the options at the time of their exercise. Such proceeds will be contributed to working capital and will be used for general corporate purposes.

We have agreed to pay all expenses relating to the registration of Common Stock to be offered and sold pursuant to this reoffer prospectus. The Selling Stockholders will pay any brokerage commissions and/or similar charges incurred in connection with the sale of these shares of Common Stock.

SELLING STOCKHOLDERS

This reoffer prospectus relates to the reoffer and resale by the Selling Stockholders listed below of shares of Common Stock which have been acquired or may be acquired by the Selling Stockholders who are deemed “affiliates” of the Company pursuant to the 2021 Plan.

The following table sets forth as of March 25, 2026 the following information with respect to the Selling Stockholders:

(a)	the name of each Selling Stockholder;
(b)	the number of shares of Common Stock beneficially owned by each Selling Stockholder;
(c)	the maximum number of shares of Common Stock that each Selling Stockholder may offer for sale from time to time pursuant to this reoffer prospectus; and
(d)	the number of shares of Common Stock and the percentage of Common Stock that would be beneficially owned by each Selling Stockholder assuming the sale of all shares offered hereby.

2

We may amend or supplement this reoffer prospectus from time to time in the future to update the information concerning the identities of the Selling Stockholders, the number of shares that may be sold by each such Selling Stockholder and information about the shares beneficially owned by such Selling Stockholders.

Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to the Offering (1)	Shares of Common Stock Underlying Vested Awards Offered Pursuant to this Reoffer Prospectus (a) (2)	Shares of Common Stock Underlying Unvested Awards Offered Pursuant to this Reoffer Prospectus (b)(2)	Shares of Common Stock Beneficially Owned After the Offering (1)	Percentage of Shares of Common Stock Beneficially Owned After the Offering (1)
Officers and Directors
Charles Allen (3)	5,493,794	2,909,475	3,398,791	0	0
Michael Prevoznik (4)	676,718	676,718	1,468,738	0	0
Ben Hunter (5)	200,035	200,035	1,413,265	0	0
Melanie Pump (6)	65,135	65,135	0	0	0
Charles Lee (7)	158,127	140,627	0	17,500	*
Ashley DeSimone (8)	53,522	53,522	0	0	0

*Represents less than 1%.

(1)	Applicable percentages are based on 49,754,240 shares of Common Stock outstanding as of March 22, 2026, adjusted as required by rules of the SEC. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock underlying options currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Unless otherwise indicated in the footnotes to this table, we believe that each of the stockholders named in the table has sole voting and investment power with respect to the shares of Common Stock indicated as beneficially owned by them. This column includes vested options, or options will vest and become exercisable within 60 days. The “Shares of Common Stock Beneficially Owned After the Offering” and “Percentage of Shares of Common Stock Beneficially Owned After the Offering” columns assume all vested and unvested shares offered by each Selling Stockholder are sold, which may not occur.

(2)

(a) Represents shares underlying stock options that have vested or will vest within 60 days.

(b) Represents shares underlying stock options and restricted stock units that have not vested and may not vest. Shares underlying unvested awards may not be sold unless and until such awards vest and the underlying shares are issued in accordance with the terms of the award and the 2021 Plan.

(3)	Mr. Allen is an executive officer and director. Shares offered pursuant to this reoffer prospectus include: 1,348,485 Contingent Shares.

(4)	Mr. Prevoznik is an executive officer. Shares offered pursuant to this reoffer prospectus include: 524,625 Contingent Shares.

(5)	Mr. Hunter is an executive officer. Shares offered pursuant to this reoffer prospectus include: 524,625 Contingent Shares.

(6)	Ms. Pump is a director.

(7)	Mr. Lee is a director.

(8)	Ms. DeSimone is a director.

3

PLAN OF DISTRIBUTION

The shares of Common Stock covered by this reoffer prospectus are being registered for the account of the Selling Stockholders.

The shares of Common Stock offered may be sold from time to time directly by or on behalf of each Selling Stockholder in one or more transactions on The Nasdaq Capital Market or any other stock exchange on which the Common Stock may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. The Selling Stockholders may sell shares through one or more agents, brokers or dealers or directly to purchasers. Such brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Stockholders and/or purchasers of the shares or both. Such compensation as to a particular broker or dealer may be in excess of customary commissions.

In connection with their sales, a Selling Stockholder and any participating broker or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act.

We are bearing all costs relating to the registration of the shares of Common Stock to be reoffered and resold pursuant to this reoffer prospectus. Any commissions or other fees payable to brokers or dealers in connection with any sale of the shares will be borne by the Selling Stockholders or other party selling such shares. Sales of the shares must be made by the Selling Stockholders in compliance with all applicable state and federal securities laws and regulations, including the Securities Act.

Any shares covered by this reoffer prospectus that qualify for sale under Rule 144 under the Securities Act may be sold under Rule 144 rather than under this reoffer prospectus. There is no assurance that the Selling Stockholders will sell all or a portion of the Common Stock offered hereby.

Only awards that have vested and been issued in accordance with the terms of the 2021 Plan and the applicable award agreement may be resold under this prospectus. Shares underlying awards that remain unvested, or that are otherwise not deliverable under the terms of the awards, are not eligible for resale until the vesting and issuance conditions are satisfied.

The Selling Stockholders may agree to indemnify any broker, dealer or agent that participates in transactions involving sales of the shares against certain liabilities in connection with the offering of the shares arising under the Securities Act.

The Selling Stockholders will be subject to the reoffer prospectus delivery requirements of the Securities Act, unless exempted therefrom.

LEGAL MATTERS

Certain legal matters in connection with the issuance of the shares of Common Stock offered hereby have been passed upon for the Company by Nason Yeager Gerson Harris & Fumero, P.A., 3001 PGA Boulevard, Suite 305, Palm Beach Gardens, Florida 33410.

EXPERTS

The financial statements of BTCS Inc. for the years ended December 31, 2025 and 2024, have been audited by RBSM LLP, independent registered public accounting firm, as set forth in their report thereon appearing in BTCS Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025, and incorporated by reference herein. Such financial statements are incorporated by reference herein in reliance upon such report, which includes an explanatory paragraph on BTCS Inc.’s ability to continue as a going concern, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. You can review our electronically filed reports, proxy and information statements on the SEC’s website at http://www.sec.gov/ or on our website at https://www.btcs.com/sec-filings/. Information included on our website is not part of this reoffer prospectus.

We have filed with the SEC a registration statement on Form S-8 under the Securities Act, with respect to the shares of Common Stock offered by the Selling Stockholders pursuant to this reoffer prospectus. This reoffer prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. Some items included in the registration statement are omitted from the reoffer prospectus in accordance with the rules and regulations of the SEC. For further information with respect to us and the Common Stock offered by this reoffer prospectus, we refer you to the registration statement and the accompanying exhibits.

4

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this reoffer prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference is considered part of this reoffer prospectus.

We incorporate by reference, as of their respective dates of filing, the documents listed below that we have filed with the SEC:

(a)	Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 26, 2026;

(b)	Our quarterly reports on Form 10-Q filed on May 15, 2025, August 13, 2025, and November 13, 2025;

(c)	Our current reports on Form 8-K (including 8-K/A) filed on January 2, 2025, January 7, 2025, February 7, 2025, March 10, 2025, March 20, 2025, April 28, 2025, May 14, 2025, May 20, 2025, May 22, 2025, June 20, 2025, July 2, 2025, July 14, 2025, July 15, 2025, July 21, 2025, July 28, 2025, August 1, 2025, August 11, 2025, August 14, 2025, August 18, 2025, September 8, 2025, November 14, 2025, January 5, 2026, January 7, 2026, February 6, 2026, and March 16, 2026 (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits relating to such information, which is neither filed nor incorporated by reference herein); and

(d)	The description of our securities contained in Exhibit 4.2 to our Form 10-K filed with the Commission on March 21, 2024, as updated by any amendments and reports filed for the purpose of updating such description.

In addition, all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (except in each case the information contained in such documents to the extent “furnished” and not “filed”) on or after the date of this reoffer prospectus and prior to the termination of this offering, shall be deemed to be incorporated by reference into this reoffer prospectus and to be a part of this reoffer prospectus from the date of the filing of such documents; provided, however, that documents or information deemed to have been furnished to and not filed with the SEC in accordance with the rules of the SEC shall not be deemed incorporated by reference into this reoffer prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this reoffer prospectus to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this reoffer prospectus.

The Company will provide a copy of any document incorporated by reference in this reoffer prospectus and any exhibit specifically incorporated by reference in those documents, at no cost, upon written or oral request. You may request this information by writing or calling us at the following address or phone number:

303 W. Lancaster Ave #336

Wayne, PA 19087

(202) 430-6576

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any subsequent filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the sale of all the shares of Common Stock that are part of this offering. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. The documents we are incorporating by reference are as follows:

(a)	Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 26, 2026;

(b)	Our quarterly reports on Form 10-Q filed on May 15, 2025, August 13, 2025, and November 13, 2025;

(c)	Our current reports on Form 8-K (including 8-K/A) filed on January 2, 2025, January 7, 2025, February 7, 2025, March 10, 2025, March 20, 2025, April 28, 2025, May 14, 2025, May 20, 2025, May 22, 2025, June 20, 2025, July 2, 2025, July 14, 2025, July 15, 2025, July 21, 2025, July 28, 2025, August 1, 2025, August 11, 2025, August 14, 2025, August 18, 2025, September 8, 2025, November 14, 2025, January 5, 2026, January 7, 2026, February 6, 2026 and March 16, 2026 (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits relating to such information, which is neither filed nor incorporated by reference herein); and

(d)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Annual Report on Form 10-K referred to above;

(e)	The description of our securities contained in Exhibit 4.2 to our Form 10-K filed with the Commission on March 21, 2024, as updated by any amendments and reports filed for the purpose of updating such description; and

(f)	All documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

The description of the Common Stock issuable under the 2021 Plan, including the Contingent Shares, is incorporated herein by reference to Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 21, 2024 as updated by any subsequent amendments and reports filed for the purpose of updating such description. The Contingent Shares will not be issued unless and until our stockholders approve the 2021 Plan amendment at the 2026 Annual Meeting.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the NRS. NRS Section 78.7502 provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to NRS Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS Section 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS Section 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

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NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS Section 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

Exhibit #	Exhibit Description
4.1	BTCS Inc. 2021 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 4.1 to Quarterly Report on Form 10-Q filed on August 11, 2023)
5.1	Legal Opinion of Nason Yeager Gerson Harris & Fumero, P.A.*
23.1	Consent of RBSM LLP, independent registered public accounting firm*
23.2	Consent of Nason Yeager Gerson Harris & Fumero, P.A. (contained in Exhibit 5.1)
107	Filing fee table*

* Filed herewith.

ITEM 9. UNDERTAKINGS.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

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(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, State of Pennsylvania, on March 27, 2026.

BTCS INC.

By:	/s/ Charles Allen
Charles Allen
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Charles Allen	Chief Executive Officer (Principal Executive Officer) and Director	March 27, 2026
Charles Allen

/s/ Michael Prevoznik	Chief Financial Officer (Principal Financial Officer) and Chief Accounting Officer (Principal Accounting Officer)	March 27, 2026
Michael Prevoznik

/s/ Melanie Pump	Director	March 27, 2026
Melanie Pump

/s/ Charles Lee	Director	March 27, 2026
Charles Lee

/s/ Ashley DeSimone	Director	March 27, 2026
Ashley DeSimone

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